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                            JOINT MARKETING AGREEMENT
                                     BETWEEN
                       WEST MARKETING SERVICES CORPORATION
                                       AND
                          HOUSTON INTERWEB DESIGN, INC.

         This agreement, effective the 26th day of March, 1999, (the "Effective Date"), is entered into by and between Houston InterWeb Design, Inc. d/b/a SiteBlazer(TM), ("Houston") a Texas Corporation with its principal place of business in Houston, Texas and West Marketing Services Corporation, ("West") a Delaware corporation, with its principal place of business in Chicago, Illinois.

         WHEREAS, West desires to market the internet web site services offered by Houston through direct telemarketing services.

         WHEREAS, Houston desires to have West, market its internet website design services through direct telemarketing services.

         NOW THEREFORE, in consideration as set forth in this agreement and the mutual covenants and conditions contained in this agreement, West and Houston agree as follows:

I.       SERVICES.

         a) West Services. West shall perform the services described in Exhibit A and attached hereto.

              West will consult with Houston with the proposed telemarketing plan. West will also consult with Houston with the preparation of all telemarketing scripts and other materials to be used by West in the conduct of the telemarketing program. West shall make the final determination for all aspects of the telemarketing plan.

              West shall have the right to perform the services described in Exhibit A through the use of other vendors including, but not limited to, West Telemarketing Corporation Outbound. West shall have the right to market the internet web site design services provided by Houston and described on Exhibit B under any trade name, title, or company name. In the event West uses the name of Houston InterWeb Design, Inc. or SiteBlazer(TM), West shall comply with Section V below. West shall have the right to market the Services described in Exhibit B through any other means West deems appropriate. However, West will notify Houston of any other marketing plan or technique prior to marketing the Services in any way other than telemarketing. In the event West markets the Services through any other

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              marketing technique, Houston shall have the right to terminate this agreement 90 days from the date of marketing the Services in another way.

       b) Houston shall perform the services described in Exhibit B and attached hereto.

II.      TERM.

         a) This Agreement will commence on the effective date set forth above and shall continue for a period of three (3) years (the "Term"); provided, however, that the Agreement may be terminated prior to the expiration of the term by West any time after any of the following occurrences, except as provided in this Agreement:

              1) The failure by Houston, to perform any material obligation hereunder which is not cured within thirty (30) days after receipt of written notice and demand for cure from West.

              2) The filing of a petition in bankruptcy or for re-organization by or against Houston under any bankruptcy acts; the assignment by Houston for the benefit of Houston's creditors or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of Houston's property, and the order of appointment is not vacated within sixty (60) days; or the assignment or encumbrance by Houston of this Agreement contrary to the terms hereof.

              3) The substantial violation by Houston of any applicable law, statute, rule or regulation in relation to its performance of this Agreement.

              4)      In accordance with Section XII ("Force Majeure").

              5) The sale by Houston of its business or substantially all of its assets.

         b) Houston may terminate this Agreement prior to the expiration of the term at any time after any of the following occurrences, except as provided in this Agreement:

              1) The failure by West, to perform any material obligation hereunder which is not cured within thirty (30) days after receipt of written notice and demand for cure from Houston.

              2) The filing of a petition in bankruptcy or for re-organization by or against West under any bankruptcy acts; the assignment by West for the benefit of West creditors or the appointment of a receiver, trustee, liquidator or custodian for all or a substantial part of West property, and the order of

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                  appointment is not vacated within sixty (60) days; or the
                  assignment or encumbrance by West of this Agreement contrary to the terms hereof.

              3) In accordance with Section XII ("Force Majeure").

              4) West's failure to meet eighty percent (80%) of the volume agreements set forth in Exhibit A for any one quarter beginning July 1, 1999.

          c) This contract shall be for a rolling three-year term. Upon the expiration of each contract year, this agreement shall renew for the following three (3) years provided that the Agreement is not terminated pursuant to Section II (a) or (b) above or in accordance with Section XI and XII below. In addition, either party may give written notice no less than ninety (90) days prior to the expiration of any contract year that such party will not renew the Agreement for the following three (3) years at which time the Agreement shall terminate at the end of the then existing three (3) year term.

     III.     FEES.  West shall pay Houston weekly pursuant to Exhibit C.

              a) Billing Reports. West shall provide to Houston the following reports relating to the services sold and the funds collected by West:

                  1) West shall provide the number of sales made by West on a daily basis. The format of the report shall be in the form attached as Exhibit D. In the event either party desires to change the format, the party requesting the change shall pay the cost of making such changes.

                  2) West shall provide on a weekly basis a report detailing the amount of the cash collected by West as well as all credits and adjustments made during the previous week. Such reports shall be in the form attached as Exhibit E. In the event either party desires to change the format, the party requesting the change shall pay the cost of making such changes.

                  3) West shall have the sole authority to determine the cost of the marketed services. West shall confer with Houston regarding the price of the marketed services subject to minimum price requirements of Exhibit C.

                  4) Houston agrees that if at any time it markets the Services outlined in Exhibit B through direct telemarketing, and the fees it agrees to accept for such services are more favorable in any way to those fees being paid by West, then Houston shall promptly notify West in writing of such favored fees and West shall be immediately entitled to terminate this agreement.

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IV.      INFORMATION AND NOTICES. Houston shall reasonably notify West of any technology changes that may change the method, quality, timing, or other aspects of Houston's fulfillment of the services described in Exhibit B. In addition, Houston shall provide to West quarterly financial statements including income statement and balance statement, and audited annual financial statements within 60 days of the end of such reporting period. Houston shall notify West of any changes in the executive management of Houston within thirty (30) days of such change. Houston shall notify West fifteen (15) days prior to any change in ownership, sale or transfer of a substantial portion of the assets of Houston, or a change in control of the company through the sale of stock or otherwise.

V.       LICENSING AGREEMENT AND RESTRICTIONS.

         a)  Definitions:

         1) "Composite Website(s)." Website(s) created by Houston by combining the Licensed Software with the West Customer Database(s) using interface specifications provided by Houston.

         2) "End-Users." Customers who acquire Composite Website(s) for their use and not for redistribution or remarketing.

         3) "End-User License Terms." Terms and conditions described in the attached End-User License Terms Exhibit to be incorporated into an End-User license agreement by West for use in the distribution of Composite Website(s).

         b) Trademark License - Houston hereby grants to West and West hereby acknowledges receipt of a license to use all trademarks, service marks and the name of Houston InterWeb Design, Inc. and SiteBlazer(TM) for the direct telemarketing of the Services described on Exhibit B.

         1) Houston shall not use West's trademark, trade names or logos without the advanced written consent of West. All reproductions of trademarks, trade names and logos shall conform to specifications furnished by West.

         2) West agrees to verify with Houston that all reproductions of trademark, trade names, and logos shall conform to the specifications furnished by Houston.

         c) Grant of Software License. Subject to the limitations and restrictions provided in this Section 5 and to the other terms and conditions of this Agreement, Houston hereby grants, and West hereby accepts, the limited right and license:

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         1)       Use License - to practice, use, and operate the Licensed
                  Software and only those of Houston's Proprietary Rights embodied therein which are necessary for purposes of the reasonable exercise and enjoyment of the limited rights granted herein.

         2) Distribution License - to market and distribute the Licensed Software only as a component of Composite Website(s), only in HTML form; distribution is authorized for the telemarketing method of distribution only.

         3) End-User Sublicenses - to grant sublicenses for Composite Website(s) to End-Users only for use of Composite Website(s) and not for redistribution, only in conformity with the Sublicense Terms, and only in the form of Houston's license agreement, which may be unsigned in either "shrink-wrapped" form or an electronic equivalent which permits the End-User to view and indicate agreement with the license terms prior to paying for the license.

         4) Non-Exclusive License. The license granted herein is non-exclusive. Houston may distribute the Licensed Software both on a standalone basis and as combined with other software without restriction.

         5) Restriction on Promotional Copies. Notwithstanding anything to the contrary contained herein, distribution of promotional or demonstration copies of Composite Website(s) by West without payment of fair market value in money is authorized, but only in quantities which are reasonably expected to stimulate sales of Composite Website(s) which quantities shall not exceed five percent (5%) of total West sites in any one month period.

         6) Export. Composite website(s), including associated technical data, are subject to United States export control laws, and may be subject to export or import regulation in other countries. If West distributes Composite website(s) outside the United States at any time during the term hereof, West agrees to comply strictly with all such regulations, and acknowledges that it has the responsibility to obtain such licenses to export, re-export, or import Composite Website(s). West shall, at its own expense, obtain and arrange for the maintenance in full force and effect of all governmental approvals, consents, licenses, authorizations, declarations, filings and registrations as may be necessary or advisable for the performance of the terms and conditions of this Agreement, including without limitation, fair trade approvals.

         7) Retained Rights. All Proprietary Rights that are not expressly granted to West herein are retained by Houston.

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         8)       Title to Licensed Software and Derivative Works. Except as
                  provided elsewhere in this Agreement, West acquires only a license for the Licensed Software and does not acquire any rights of ownership of any Proprietary Rights embodied therein. All right, title and interest in and to the Proprietary Rights embodied in the Licensed Software shall at all times remain the property of Houston or its licensors. To the extent that any Composite website is a derivative work based on the Licensed Software under applicable copyright laws, West shall own the copyrights embodied in any such derivative work, subject to the terms and conditions of this Agreement and the continuing ownership rights of Houston in the underlying Licensed Software. As the copyright owner, West may register such derivative works in West's name, but only as derivative works based on the Licensed Software, and not as separate, independent works of authorship.

VI. PROPRIETARY INFORMATION. All technical, financial, business, marketing, scripts, lists, training material, data or information (including but not limited to all call handling and marketing related data and statistics) contained in or derived from the marketing of the services set forth on Exhibit B by West in connection with the performance of its obligations pursuant to this Agreement shall be deemed exclusively owned by West. West shall own all information and data known or able to be known relating to the purchaser of the services or relating to the website developed by Houston for the purchaser, including but not limited to e-mail address, personal information, credit information, telephone number and electronic information associated with or related to the use of the developed website. Houston will allow West to telnet into the customer information database at anytime. In no event shall Houston contact any consumer without the express authority of West including but not limited to e-mail, telephone, or direct mail. Any and all system enhancements including but not limited to computer programming performed by West shall be deemed exclusively owned by West. Houston shall have no right to, or interest in West's proprietary software, processes, or techniques. However, West shall have no interest in Houston's proprietary software developed by Houston and used to provide the services described in Exhibit B.

VII. AUDIT - INSPECTION. West shall keep and maintain true and complete records pertaining to its sale of products and services in sufficient detail to enable the commissions payable to Houston to be accurately determined. In addition, West shall make such records available upon reasonable notice, at reasonable times during regular business hours for inspection by a Big Six public accounting firm other than Deloitte & Touche and supply such firm with the details and supporting data necessary to verify the reports and payments set forth in Paragraph
         III. above. West shall maintain such records for at least (1) year after the end of the calendar year to which they pertain. Houston shall bear its own expenses in conducting any such audit. However, in the event an audit confirms a discrepancy greater than ten

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         percent (10%) of the commission payable to Houston per quarter in favor of Houston, West agrees to pay for the cost of such audit. In the event the audit reveals a discrepancy of less than five percent (5%) of the commission payable to Houston per quarter, Houston agrees to pay West for the time and expense West incurred complying with the audit request. In the event the audit reveals a discrepancy between five percent (5.0%) and ten percent (10%), the parties shall pay their own costs associated with such audit. Any discrepancies determined by the audit and agreed upon by the parties shall be paid by the parties within thirty (30) days. Houston shall keep and maintain true and complete records pertaining to the fulfillment of orders as set forth in Paragraph III. In addition, Houston shall make such books and records available upon reasonable notice at reasonable times during regular business hours for inspection by West or its designated representatives, and supply West with the details and supporting information necessary to verify the fulfillment of orders.

         a) Houston shall have the right, upon reasonable notice to West, to visit and inspect the facilities used by West to perform its obligations under this Agreement. West shall reasonably cooperate with and assist Houston in exercising its inspection rights.

         b) This section, with respect to audits, shall survive the expiration and/or termination of this Agreement.

VIII.    COST & EXPENSES.

         a) West shall be responsible and pay for all costs and expenses relating to the marketing of the services outlined on Exhibit B.

         b) Houston shall be responsible for and pay all costs and expenses incurred in connection with the production and fulfillment of all website related services as more fully described in Exhibit B including, without limitation, all costs of artwork, photography, making of positives, hosting and design. However, West shall be responsible for mailing hard copies of materials including samples of client web pages to those consumers who cannot receive such materials through the internet.

IX. COLLECTION OF CHARGES. West shall be responsible for all collection of charges from consumers purchasing the services set forth on Exhibit B. West may use any method it deems reasonable in carrying out such collection effort. West has the sole discretion for providing adjustments and credits to the consumer. West may use, but not be limited to, direct billing of the consumer, check debiting, credit card billing, or billing through Local Exchange Carriers ("LECs"). Houston shall be entitled to and West shall pay only that amount based on the fees actually received by West. West shall own all receivables.

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X.       FULFILLMENT. Houston shall complete fulfillment within seventy-two (72)
         hours from the time an order is transferred by West to Houston. Houston will send West in electronic format, as requested by West, all data and information relating to fulfillment. In the event West requires additional information, Houston will add any fields required by West to prove fulfillment. Houston will also enhance this report at West's request if a reasonable amount of time is given to modify any required programming.

XI.      EXCLUSIVITY.

          a) During the term of this Agreement, Houston shall not directly or indirectly develop, operate or provide direct telemarketing solicitation of customers for the services outlined on Exhibit B in North America including Canada and Mexico; provided, however, in the event West fails to provide Houston with the minimum number of orders during a contract quarter set forth in Exhibit A, Houston may market the services in any manner it deems appropriate.

          b) West will not engage in direct outbound telemarketing of substantially similar services as those outlined in Exhibit B and provided by Houston for other entities after 12/31/99 for its currently existing client or engage any new clients of substatially simmiliar services listed in Exhibit B, unless such entity is an affiliate of West, and as long as the SiteBlazer(TM) product provided by Houston is the leading technology of website development and the product is marketable at a competitive price profitable to West.

          c) In the event West fails to provide Houston the minimum number of orders set forth in Exhibit A and Houston desires not to remain exclusive with West as set forth above in (a), West shall continue to have the absolute right to market the services of Houston pursuant to this Agreement under a name other than Houston InterWeb Design, Inc. or SiteBlazer(TM) and West shall have the right to engage in direct telemarketing of the Services at which time the exclusivity requirements for both parties shall be extinguished.

          d) Houston currently telemarkets the services set forth in Exhibit B bundled with other products and services from other vendors. Houston shall have the right to continue marketing its services by telemarketing means, however, Houston shall not expand, increase or change in any way the telemarketing of its services in bundles with other products unless legally obligated to do so. In the event Houston does expand, increase, or change in any way the telemarketing of its services, Houston shall give West three
               (3) months prior notice of such expansion, increase, or change, and West shall thereupon have the right to terminate this agreement.

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          e)   Houston will not directly market SiteBlazer(TM) using
               telemarketing on a "stand alone" basis subject to Provisions XI(a)(b) above. Houston may market SiteBlazer(TM) in any other manner it deems appropriate, including, but not limited to direct face to face sales, infomercials, shrinkwrapped.

XII.     FORCE MAJEURE.

          a) Neither party shall be liable to any other party for failure and performance hereunder if the failure is caused or contributed to by fires, floods, earthquakes, wars, riots, insurrections, requirements imposed by government regulations, acts of God, or other similar causes beyond such parties reasonable control (each a "Force Majeure"). Such non-performance shall be excused for the period of time such failure(s) causes such non-performance; provided, however that the parties acknowledge and agree that Force Majeure shall not include any work strike or work stoppage. If West is impacted by an event of Force Majeure and such event of Force Majeure continues for a period of more than thirty (30) consecutive days, Houston shall have the right to terminate this Agreement, with respect to those services provided by West, immediately upon written notice to West. If Houston is impacted by an event of Force Majeure and such event of Force Majeure continues for a period of more than thirty (30) consecutive days, West shall have the right to terminate this Agreement, with respect to those services that Houston provides immediately upon written notice to Houston.

          b) Each party shall notify the other as soon as possible, but in any case, within twenty-four (24) hours after the notifying party becomes aware that it will be unable to perform its duties as a result of an act of Force Majeure.

XIII.    REPRESENTATIONS AND WARRANTIES.

          a) Representations and warranties of West. West continuously represents and warrants to Houston the following:

               1) West is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisition corporate power and authority to carry on its business as it is now being conducted.

               2) West has the requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of West and require no further authorization or consent by West. This Agreement is the valid and binding obligation of West, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency,

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                  moratorium or other laws relating to the rights of creditors generally, and to equitable principles of general application.

              3) Neither the execution and delivery of this agreement nor the consummation of the transaction contemplated hereby in the manner herein provided, nor the fulfillment of or compliance with the terms and conditions hereof shall:

                  i) contravene any provisions of the certificate of incorporation or bylaws of West; or

                  ii) violate any provisions of law, rule, regulation, order, permit, or license to which West is subject or pursuant to which West conducts its business.

                  iii) contravene any provisions of the certificate of
                       incorporation or bylaws of West; or

                  iv) violate any provisions of law, rule, regulation, order, permit, or license to which West is subject or pursuant to which West conducts its business.

         b) Representations and warranties of Houston. Houston continuously represents and warrants to West the following:

              1) Houston is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisition corporate power and authority to carry on its business as it is now being conducted.

              2) Houston has the requisite corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunder have been duly authorized by all necessary corporate action on the part of Houston and require no further authorization or consent by Houston. This Agreement is the valid and binding obligation of Houston, enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency, moratorium or other laws relating to the rights of creditors generally, and to equitable principles of general application.

              3) Neither the execution and delivery of this agreement nor the consummation of the transaction contemplated hereby in the manner herein provided, nor the fulfillment of or compliance with the terms and conditions hereof shall:

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                 i)   contravene any provisions of the articles of
                      incorporation or bylaws of Houston; or

                 ii) violate any provisions of law, rule, regulation, order, permit, or license to which Houston is subject or pursuant to which Houston conducts its business.

                 iii) contravene any provisions of the certificate of
                      incorporation or bylaws of Houston; or

                 iv) violate any provisions of law, rule, regulation, order, permit, or license to which Houston is subject or pursuant to which Houston conducts its business.

              4) Houston will not develop any website or perform any service for the consumer that is in violation of law or infringes upon any copyright, patent, trademark or other property right. All services provided pursuant to Exhibit B by Houston will be provided in a good workmanlike manner, free of defects.

XIV. INDEMNIFICATION. Houston shall indemnify and hold harmless West and its agents from any and all claims, actions, suits, proceedings, costs, expenses, damages and liabilities including attorney's fees arising out of, connected with, or resulting from marketing of the products and services set forth in Exhibit B. West shall indemnify and hold harmless Houston and its agents from any and all claims, actions, suits, proceedings, costs, expenses, damages and liability, including attorney's fees arising out of, connected with, or resulting from providing the services set forth in Exhibit A.

XV. ACTS AND OMISSIONS OF CARRIER. West relies on the service of long distance and local carriers in marketing the services and products set forth on Exhibit B and assumes no responsibility for any act or neglect of those carriers which result in a failure to meet the obligations of West set forth in this Agreement.

XVI. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained in this Agreement, in no event shall either party under this Agreement be liable to the other for any incidental or consequential damages, indirect or special losses or punitive damages including, but not limited to lost profits, lost revenues, decreased call volumes or loss of business, whether foreseeable or not, whether occasioned by any failure to perform or the breach of any obligation under this Agreement for any cause whatsoever. In no event shall any projections, forecasts, estimations of sales and/or market share or expected profits or other estimates or projections by any party or any of its directors, officers, employees, agents or affiliates be binding as commitments or, in anyway, promises by West or Houston, as appropriate.

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XVII.    CONFIDENTIALITY AGREEMENT.

          a) In performing their obligations pursuant to this Agreement, Houston may have access to and receive disclosure of certain "Confidential Information" about West. Confidential Information shall include the terms and conditions of this Agreement. Confidential Information shall also include, formats, computer programs, policies, procedures, methods, technological developments, financial results, formulas, marketing research and development methods, marketing statistics, membership solicitation methods, membership statistics, product development plans, strategies and research data. Houston may not disclose any Confidential Information of West without the prior written consent of West.

          b) In performing their obligation pursuant to this Agreement, West may have access to and receive disclosure of certain "Confidential Information" about Houston. Confidential Information shall include the terms and conditions of this Agreement. Confidential Information shall also include, formats, computer programs, policies, procedures, methods, technological developments, financial results, formulas, marketing research and development methods, product development plans, strategies and research data. West may not disclose any Confidential Information of Houston without the prior written consent of Houston.

          c) Confidential information shall not include information which (i) at the time of disclosure is generally available to and known by the public (other than as a result of disclosure made directly or indirectly in violation of this Agreement); (ii) becomes publicly available in the future (other than as a result of a disclosure made directly or indirectly in violation of this Agreement); or
               (iii) information required to be disclosed by law. Each Party agrees to promptly inform the other in the event that it receives any legal demand for disclosure of Confidential Information. The Party whose Confidential Information is requested may, at its sole cost, defend such demand. The recipient of the demand shall cooperate with the Party whose Confidential Information is being sought as is reasonably necessary.

          d) Each Party agrees that unauthorized disclosure or use of Confidential Information will cause substantial and irreparable injury to the other Party, that monetary damages may not adequately compensate the injured Party for such injury and that the Party whose Confidential Information is wrongly disclosed, is entitled to among other remedies that may be available at law, immediate injunctive or other equitable relief for any breach of this Agreement in any court of competent jurisdiction.

          e) This Section will survive the termination or expiration of this Agreement.

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XVIII.   GOVERNING LAW. This Agreement shall be subject to, governed by and construed under the laws of the State of Nebraska without giving effect to the principle of conflicts of law.

         a) The parties agree that any legal action involving this Agreement in any way will be instituted in the State of Nebraska, and Houston consents to jurisdiction of the courts of the State of Nebraska over Houston's person for purpose of such legal action.

XIX. ARBITRATION. In the event of dispute between the parties regarding this Agreement, the parties agree to submit the matter to one arbitrator selected pursuant to the rules of the American Arbitration Association and conducted in Omaha, Nebraska. The proceedings shall be conducted pursuant to the American Arbitration Association rules. The decision of the arbitrator shall be nonbinding and shall not preclude any other remedies afforded to the parties by law or equity.

XX.      MISCELLANEOUS.

         a) This Agreement constitutes the complete Agreement between the parties regarding the subject matter herein, superceding any previous Agreements or understanding. It may be modified only in writing and signed by both parties.

         b) All notices required hereunder shall be in writing and shall be deemed duly given on the date mailed if sent by registered or certified mail, return receipt requested, as follows:

              1)  If to Houston:

                  Harry White
                  1770 St. James, Suite 420
                  Houston, TX 77056

              2)  If to West:

                  David C. Mussman
                  11808 Miracle Hills Drive
                  Omaha, NE  68154

         c) The provisions of this Agreement are for the benefit only of the parties hereto and no third party may seek to enforce, or benefit from these provisions.

         d) No waiver by either party of any breach of this Agreement shall be deemed a waiver of any proceeding or succeeding breach thereof.

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

         e) This Agreement is not a joint venture or partnership, and each party is entering the relationship as principal and not as an agent of the other. The parties hereto agree that Houston is an independent contractor in performing the fulfillment services set forth on Exhibit B, as such, West shall be the sole employer of West's employees.

         f) If any portion of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision thereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

         g.) Neither party shall assign its rights obligations or duties under this agreement without the prior written consent of the other. Such consent shall not be unreasonably withheld.

Houston InterWeb Design, Inc.

By:______________________________

Its:_____________________________

Date:____________________________

West Marketing Services Corporation

By:______________________________

Its:_____________________________

Date:____________________________


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